Exhibit 10(c)

Amendment to Supplemental Cash Balance Plan

The first sentence of Section 19 of the Wells Fargo & Company Supplemental Cash Balance Plan is amended effective January 1, 2020 to read in full as follows:

For purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, the Plan Administrator shall be the Director of Human Resources and the Director of Compensation and Benefits of the Company, each of whom, acting individually, may take action as the Plan Administrator.